UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	000-29758	41-0856543
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 13, 2015, Datalink Corporation (the “Company”) entered into the First Amendment to Credit Agreement (the “Amended Agreement”), which amended its existing line of credit agreement with Castle Pines Capital LLC, an affiliate of Wells Fargo Bank, National Association.  The Amended Agreement provides an increase of $10.0 million to the Company’s existing channel finance facility (the “Channel Finance Facility”) and revolving facility (the “Revolving Facility”) for a maximum combined aggregate borrowing amount of $50.0 million. The amounts outstanding under the Revolving Facility will continue to bear interest at a per annum rate of LIBOR plus 2%.  Advances under the Channel Finance Facility will not bear interest so long as they are paid by the applicable payment due date; advances that remain outstanding after the applicable payment due date will bear interest at a per annum rate of LIBOR plus 4%.

The Amended Agreement modifies certain covenants regarding the Company’s financial performance, including (i) an increase of $10.0 million to its minimum tangible net worth requirement for a total minimum tangible net worth requirement of at least $30.0 million, (ii) deletion of the unused commitment fee, equal to one-half of one percent (0.50%) per annum on the average daily unused amount of the combined Channel Finance Facility and Revolving Facility, (iii) deletion of the maximum funded debt to EBITDA ratio, and (iv) replacement of the minimum quarterly net income requirement with a minimum quarterly free cash flow requirement, which requires the Company to have free cash flow of at least $5.0 million at the end of each fiscal quarter for the trailing twelve-month period then ended, commencing December 31, 2014 and continuing at the end of each fiscal quarter thereafter. The Amended Agreement terminates on January 9, 2018.

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Agreement, which is filed herewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

10.1                        First Amendment, dated as of January 13, 2015, to Credit Agreement, dated as of July 17, 2013, by and between Datalink Corporation and Castle Pines Capital LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 14, 2015

DATALINK CORPORATION

	By	/s/ Gregory T. Barnum
Gregory T. Barnum,
Chief Financial Officer